                                                                                         EXHIBIT 10.1

                                     [Form of Award Letter]

Date:  [Date]

To:    [Name]

From:  [Name]

Re:    [Date] -[Date] Long Term Incentive Cycle

_____________________________________________________________________________________________________

Attached is material describing the terms of the [Date] - [Date] - Long Term Incentive Cycle. Here are
some of the highlights:

     •   Plan participants receive a contingent grant of PNX restricted stock units (RSUs) that may be earned at the end of the [__]-year performance period subject to the company achieving its performance goals. Each RSU is potentially convertible into one share of PNX common stock.

     •   The target number of RSUs that may be earned is equal to a participant's long-term incentive target divided by the share price of PNX stock on [Date] .

     •   The performance measure for this incentive cycle is a [__]-year average Return on Equity
         (ROE), as defined in the attached material. The target and performance thresholds are set forth on your [Year]-[Year] Long-Term Incentive Award Worksheet, attached as Schedule A hereto.

     •   The actual number of RSUs that are awarded, if any, at the end of the [___]-year performance period will vary based on ROE results for the period.

     •   Participants will be required to retain a fixed percentage of the award, based on their share ownership and retention guidelines.

Please review the attached material describing the terms of the [Year] - [Year] LTI Cycle, including performance criteria. The [Year]-[Year] LTI Award Worksheet provides information about your annual and long-term targets, shows examples of the possible value of your long-term award, and includes a reminder of your share ownership and retention guidelines.

If you have any questions, please call me at extension [__] or [____] at extension [___].